     As filed with the Securities and Exchange Commission on March 27, 1998

                                                           REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               ORTHALLIANCE, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                     95-4632134
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                      Identification No.)

                           23848 HAWTHORNE BOULEVARD,
                                    SUITE 200
                           TORRANCE, CALIFORNIA 90505
   (Address, including zip code, of registrant's principal executive offices)

                               ORTHALLIANCE, INC.
                      1997 NON-EMPLOYEE DIRECTOR STOCK PLAN

                              (Full title of plan)

                                  SAM WESTOVER
                             CHIEF EXECUTIVE OFFICER
                            23848 HAWTHORNE BOULEVARD
                                    SUITE 200
                           TORRANCE, CALIFORNIA 90505
                                 (310) 791-5656
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                              PAUL A. QUIROS, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                Proposed Maximum      Proposed Maximum
                                                 Amount to     Offering Price Per    Aggregate Offering       Amount of
Title of Securities to be Registered           be Registered        Share(1)              Price(1)        Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per
share....................................           200,000          $12.81              $2,562,000            $756

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average price of the total of
       (i) options previously granted for approximately 15,000 shares of Class A Common Stock of Registrant pursuant to the OrthAlliance, Inc. 1997 Non-Employee Director Stock Plan (the "Plan") at an exercise price of $12.00 per share, and (ii) the average of the high and low prices of the Registrant's Class A Common Stock on March 23, 1998 as reported by the Nasdaq National Market for approximately 185,000 shares of Class A Common Stock under the Plan for which options have not been granted.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating non-employee directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this registration statement (the "Registration Statement") pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

      The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

             (a)    The Registrant's Prospectus dated August  21, 1997;

             (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission on November 14, 1997; and

             (c) The description of the Registrant's Class A Common Stock, par value $.001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, dated August 12, 1997, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment filed for the purpose of updating such description.

      In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereunder have been sold or that deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interest of Named Experts and Counsel.

             Not applicable.

Item 6.      Indemnification of Directors and Officers.

      Registrant's Amended and Restated Certificate of Incorporation ("Certificate") provides that no director of the Registrant shall be liable for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) willful or negligent violations of certain provisions of the Delaware General Corporation Law ("DGCL") imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (iv) any transaction from which the director derived an improper personal benefit.

      Pursuant to the Registrant's Certificate and Amended and Restated Bylaws, the Registrant is obligated to indemnify each of its directors and officers to the fullest extent permitted by the DGCL. Under Section 145 of the DGCL, the Registrant may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a threatened, pending or completed action, suit or proceeding brought against him by reason of the fact that he is or was a director or officer (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful.

      In actions brought by or in the right of the Registrant, Section 145 of the DGCL provides that no indemnification for expenses may be made in respect of any claim, issue or matter as to which any director or officer of the Registrant shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Pursuant to the Registrant's Bylaws, the Registrant may purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against and incurred by such director or officer, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the Bylaws or DGCL.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

Exhibit             Description
-------             -----------
  4.1               Amended and Restated Certificate of Incorporation of
                    Registrant (incorporated by reference to Exhibit 3.1 of
                    Registrant's Registration Statement on Form S-1,
                    Registration No. 333-27143).

  4.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration
                    Statement on Form S-1, Registration No. 333-27143).

  4.3               OrthAlliance, Inc. 1997 Non-Employee Director Stock Plan
                    (incorporated by reference to Exhibit 10.6 of Registrant's
                    Registration Statement on Form S-1, Registration
                    No. 333-27143).

  4.4               Form of Stock Option Agreement pursuant to OrthAlliance,
                    Inc. 1997 Non-Employee Director Stock Plan (incorporated by reference to Exhibit 10.6 of Registrant's Registration
                    Statement on Form S-1, Registration No. 333-27143).

  5.1 Opinion of King & Spalding regarding legality of shares being registered.

 23.1               Consent of Arthur Andersen LLP

 23.2               Consent of King & Spalding (included in Exhibit 5.1). 24.1
                    Power of Attorney (included on signature page).

 24.1               Power of Attorney (included on signature page).

Item 9.      Undertakings.

      The undersigned Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 23rd day of February, 1998.

                                   ORTHALLIANCE, INC.

                                   By: /s/ Sam Westover
                                       -----------------------------------
                                       Sam Westover, Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Westover and Robert S. Chilton and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


Signature                                   Title                               Date
----------                                  -----                               ----
/s/ Sam Westover                            President, Chief Executive          February 23, 1998
----------------------------------          Officer and Director
Sam Westover                                (Principal Executive Officer)


/s/ Robert S. Chilton                       Chief Financial Officer             February 23, 1998
----------------------------------          (Principal Financial and
Robert S. Chilton                            Accounting Officer)


/s/ Randall K. Bennett                      Director                            February 23, 1998
----------------------------------
Randall K. Bennett, D.D.S., M.S.

/s/ Douglas D. Durbin                       Director                            February 23, 1998
----------------------------------
Douglas D. Durbin, D.M.D., M.S.D.

U. Bertram Ellis, Jr.                       Director                            March 9, 1998
----------------------------------
U. Bertram Ellis, Jr.

/s/ Craig L. McKnight                       Director                            February 23, 1998
----------------------------------
Craig L. McKnight

/s/ Randall A. Schmidt                      Director                            February 20, 1998
----------------------------------
Randall A. Schmidt, D.D.S., M.S.D.

/s/ W. Dennis Summers                       Director                            February 20, 1998
----------------------------------
W. Dennis Summers

/s/ Jonathan E. Wilfong                     Chairman of the Board               February 23, 1998
----------------------------------
Jonathan E. Wilfong

                                  EXHIBIT INDEX

       EXHIBIT                                         DESCRIPTION                                       PAGE
       -------                                         -----------                                       ----
         4.1           Amended and Restated Certificate of Incorporation of Registrant
                       (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement
                       on Form S-1, Registration No. 333-27143).

         4.2           Amended and Restated Bylaws of Registrant (incorporated by reference to
                       Exhibit 3.2 of Registrant's Registration Statement on Form S-1,
                       Registration No. 333-27143).

         4.3           OrthAlliance, Inc. 1997 Non-Employee Director Stock Plan (incorporated by reference to Exhibit 10.6 of Registrant's Registration Statement on Form
                       S-1, Registration No. 333-27143).

         4.4           Form of Stock Option Agreement pursuant to OrthAlliance, Inc. 1997 Non-Employee
                       Director Stock Plan (incorporated by reference to Exhibit 10.6 of Registrant's
                       Registration Statement on Form S-1, Registration No. 333-27143).

         5.1           Opinion of King & Spalding regarding legality of shares being registered.             1

        23.1           Consent of Arthur Andersen LLP                                                        2

        23.2           Consent of King & Spalding (included in Exhibit 5.1).

        24.1           Power of Attorney (included on signature page).